Exhibit 10.2
NON-EMPLOYEE DIRECTOR EQUITY AWARD AGREEMENT
Under the
Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan)
THIS NON-EMPLOYEE DIRECTOR EQUITY AWARD AGREEMENT (this “Agreement”) is made and entered into as of the ___ day of April, 20[__], by and between KAMAN CORPORATION, a Connecticut corporation with its principal office in Bloomfield, Connecticut (the “Company”), and [insert name of Director] (the “Participant”).
Recitals:
A.    The Participant currently serves as Non-Employee Director of the Company and, as such, is eligible to receive Awards under the Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan (the “Plan”).
B.    This Agreement sets forth the terms and conditions of an Award of Restricted Shares granted to the Participant under Section 7 of the Plan on April [__], 20[__] (the “Grant Date”).
C.    All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.
NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
1.    Restricted Share Award.
(a)    Subject to the terms and conditions set forth in this Agreement, the Company hereby grants to the Participant, effective as of the Grant Date set forth above (the “Grant Date”), an Award of ________ Restricted Shares (the “Restricted Shares”). The Restricted Shares are granted under, and are subject to all of the terms and provisions of, the Plan. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
(b)    The Restricted Shares shall be transferred to the Participant as additional compensation for services rendered as a non-employee director of the Company. The Restricted Shares may be subject to forfeiture during a specified time period, as more particularly described in Sections 2 and 3 of this Agreement.
(c)    In order for the transfer of Restricted Shares to occur, the Participant must execute and deliver a copy of this Agreement to the Chief Human Resources Officer of the Company (the “Custodian”) at the Company’s principal executive offices located in Bloomfield, Connecticut, within sixty (60) days of the Grant Date. Promptly thereafter, the Restricted Shares shall be issued in uncertificated form and recorded on the shareholder records maintained by the Transfer Agent and Registrar of the Company’s Common Stock (the “Transfer Agent”). If the Restricted Shares are subject to forfeiture, the Custodian will cause a notation to be placed on such records restricting any transfer of the Restricted Shares until the end of the Restriction Period described in Section 2 of this Agreement. Restricted Shares not subject to forfeiture at the

Grant Date shall also be promptly issued in uncertificated form to the Participant but without such restrictive notation.
(d)    Effective upon the date of issuance to the Participant of the Restricted Shares registered in the Participant’s name, the Participant will be a holder of record of the Restricted Shares and will have, subject to the terms and conditions of this Agreement, all rights of a shareholder with respect to such Shares including the right to vote such Shares at any meeting of shareholders of the Company at which such Shares are entitled to vote and the right to receive all distributions of any kind paid with respect to such Shares. If distributions are paid in the form of Shares, any such Shares will be deemed additional “Restricted Shares” hereunder, will be subject to forfeiture if and to the same extent as the Shares with respect to which such Shares are paid as a dividend and will be issued in the same manner as provided in subsection (c) above.
2.    Lapse of Restrictions.
(a)    All restrictions set forth in Section 3 below will lapse in their entirety with respect to all (100%) of the Shares on the first anniversary of the Grant Date. Such period is called the “Restriction Period”. Subject to the following provisions, Shares subject to the Restriction Period shall, as of the end of the Restriction Period, be no longer subject to forfeiture (i.e., they will become “vested”).
(b)    As soon as reasonably practicable after the end of the Restriction Period, the Custodian will instruct the Transfer Agent to remove the transfer restriction notation referred to in Section 1(c) of this Agreement.
(c)    If the Participant’s service to the Company or a Subsidiary terminates during the Restriction Period because of death or Disability (as defined in Section 22(e)(3) of the Code), effective on the date of that event all restrictions set forth in Section 3 of this Agreement will lapse in their entirety with respect to all of the Restricted Shares and all such Shares shall be vested.
(d)    The Participant shall bear all expense of, and be solely responsible for, all federal, state local or foreign taxes due with respect to the issuance and vesting of the Shares. The Participant hereby acknowledges that the vesting of Restricted Shares under this Agreement will result in the Participant’s recognition of income for federal and state tax purposes (and/or foreign tax purposes, if applicable).
3.    Restrictions. The Restricted Shares are restricted and subject to forfeiture in accordance with and subject to the following provisions:
(a)    Except as provided in Sections 2(c) and 3(b), if the Participant’s service as a non-employee director of the Company terminates during the Restriction Period, then effective upon the date of termination, all Restricted Shares which are not vested shall automatically be forfeited to the Company.
(b)    None of the Restricted Shares, nor the Participant’s interest in any of the Restricted Shares, may be encumbered, sold, assigned, transferred, pledged or otherwise disposed of at any time during the Restriction Period. In the event of any such action, all then Restricted Shares shall automatically be forfeited to the Company effective upon the date of such event. The Participant will repay to the Company all dividends, if any, paid on or after the date of the event with respect to the forfeited Shares.
(c)    If the Participant at any time forfeits Restricted Shares pursuant to this Agreement, the Custodian is authorized to cause such forfeited Shares to be cancelled and transferred to the Company. All of the Participant’s rights to and interest in the Restricted Shares shall terminate upon forfeiture without payment of consideration.
(d)    If Restricted Shares are forfeited under this Agreement, the Custodian shall direct the Transfer Agent to make appropriate entries upon its records showing the cancellation of the Restricted Shares and to return the Shares to the Company.
(e)    The Committee shall make all determinations in connection with this Agreement, including determinations as to whether an event has occurred resulting in the forfeiture of or lapse of restrictions on Restricted Shares and all such determinations of the Committee shall be final and conclusive.
4.    Appointment of Agent. By executing this Agreement, the Participant, if the Restricted Shares are subject to forfeiture, irrevocably nominates, constitutes and appoints the Custodian as his or her agent and attorney-in-fact for purposes of surrendering or transferring the Restricted Shares to the Company upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and shall survive the Participant’s death. In addition, it is intended as a durable power and shall survive the Participant’s Disability.
5.    No Rights to Continued Service. No provision of this Agreement shall:
(a)    confer or be deemed to confer upon the Participant any right to continue in the service of the Company or in any way affect the right of the Company to dismiss or otherwise terminate the Participant’s service at any time for any reason, or
(b)    be construed to impose upon the Company or any Subsidiary any liability for any forfeiture of Restricted Shares which may result under this Agreement if the Participant’s service is so terminated, or
(c)    affect the Company’s right to terminate or modify any contractual relationship with the Participant.
6.    No Liability for Business Acts or Omissions.
(a)    The Participant recognizes and agrees that the Board or the officers, agents or employees of the Company, including the Custodian, their conduct of the business and affairs of the Company, may cause the Company to act, or to omit to act, in a manner that may, directly or indirectly, prevent the Restricted Shares from vesting under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Company, the Board or any officer, agent or employee of the Company, including the Custodian for any forfeiture of Restricted Shares that may result, directly or indirectly, from any such action or omission.
(b)    In the event of recapitalization, stock split, stock dividend, divisive reorganization or other change in capitalization affecting the Company’s Shares, an appropriate adjustment will be made in respect of the Restricted Shares. Any new or additional or different Shares or securities issued as the result of such an adjustment will be deemed included within the term “Restricted Shares” hereunder, will be subject to forfeiture if and to the same extent as the Shares with respect to which such adjustment is made and will be issued in the same manner as provided in Section 1(c) of this Agreement.
7.    Interpretation. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. In the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and the Plan is incorporated herein by reference.
8.    Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee; provided, that no such amendment or modification shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent, except to comply with laws, regulations or rules under Section 18.8 of the Plan.
9.    Complete Agreement. This Agreement and the terms and provisions of the Plan contain the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto.
10.    Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant, his or her heirs, devisees and legal representatives.
11.    Legal Representative. In the event of the Participant’s death or a judicial determination of his or her incompetence, reference in this Agreement to the Participant shall be deemed to refer to his or her legal representative, heirs or devisees, as the case may be.
12.    Business Day. If any event provided for in this Agreement is scheduled to take place on a day on which the Company’s corporate offices are not open for business, such event shall take place on the next succeeding day on which the Company’s corporate offices are open for business.
13.    Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.
14.    Consent to Transfer of Data. By accepting this Agreement, the Participant hereby consents to the collection, use, disclosure, and transfer (including overseas) of such Participant’s personal data in connection with, or as necessary or appropriate for, the administration of this award and the Plan under which it is issued, including without limitation to Solium Capital LLC and Morgan Stanley Smith Barney LLC (collectively with their respective affiliates,

“Shareworks”), service providers which are assisting the Company with the implementation and administration of the Plan. The Company may select one or more different service providers or additional service providers and share personal data with such other service providers in a similar manner. Participant may be asked to agree on separate terms and data processing practices with the service providers, with such agreement being a condition to the ability to participate in the Plan and access any Participant portal that may be provided by service provider.
15.    Notices.
(a)    Any notice to the Company pursuant to any provision of this Agreement will be deemed to have been delivered when delivered in person to the President or Secretary of the Company, when deposited in the United States mail, addressed to the President or Secretary of the Company, at the Company’s corporate offices, when delivered to the President or Secretary of the Company by electronic mail, or when delivered to such other address as the Company may from time to time designate in writing.
(b)    Any notice to the Participant pursuant to any provision of this Agreement will be deemed to have been delivered when delivered to the Participant in person, when deposited in the United States mail, addressed to the Participant at the address on the shareholder records of the Company, when delivered to the Participant by electronic mail, or when delivered to such other address as the Participant may from time to time designate in writing.
16.    Administration and Interpretation. The administration of the Restricted Share Award evidenced by this Agreement shall be subject to such rules and regulations as the Committee deems necessary or advisable for the administration of the Plan. The determination or the interpretation and construction of any provision of this Agreement and the Plan by the Committee shall be final and conclusive upon all concerned, unless otherwise determined by the Board of Directors of the Company. This Agreement shall at all times be interpreted and applied in a manner consistent with the provisions of the Plan, and in the event of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control, the terms of the Plan being incorporated herein by reference.
17.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
18.    Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the

Participant may be via a Company e-mail system or by reference to a location on a Company intranet site to which the Participant has access.
19.    Changes to Award Administration. Notwithstanding any other provision herein to the contrary, the Company or the Custodian may provide an alternative process for delivery to the Custodian of an executed copy of this Agreement and may change the method and process for the issuance, recordation and delivery of the Restricted Shares to or for the benefit of Participant (including at vesting) and for the maintenance of Participant’s account. Without limiting the generality of the foregoing, the Company or the Custodian may select one or more service providers, including the Transfer Agent and Shareworks, to assist with the maintenance and administration of the Plan and Participant’s account, and may deliver the Restricted Shares in book-entry form and/or through electronic delivery of the Restricted Shares to a brokerage account for the benefit of the Participant.
YOU MUST REVIEW AND ACKNOWLEDGE ACCEPTANCE OF THE TERMS OF THIS AGREEMENT BY EXECUTING THIS AGREEMENT ELECTRONICALLY WITHIN 60 DAYS OF THE DATE OF GRANT; PROVIDED, HOWEVER, THAT THE COMMITTEE MAY, AT ITS DISCRETION, EXTEND THIS DATE. FAILURE TO ACCEPT THE REFERENCED TERMS AND TO EXECUTE THIS AGREEMENT ELECTRONICALLY WILL RESULT IN FORFEITURE OF YOUR AWARD.

IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed, as of the date first written above.

KAMAN CORPORATION

By:    ________________________________
    Ian K. Walsh
    President & CEO

PARTICIPANT

____________________________________

Signature Page to Non-Employee Director Equity Award Agreement